Attached to and made part of Group Annuity Contract No. AC 6059 ("Contract")

between

The Equitable Life Assurance Society of the United States ("Equitable")

and

The CHASE MANHATTAN BANK, N.A. (formerly United States Trust Company of New York) ("Contract Holder"), as Trustee under the Members Retirement Trust of The Equitable Life Assurance Society of the United States and the Pooled Trust for Association Members Retirement Plans of The Equitable Life Assurance Society of the United States

Rider No. 7

IT IS HEREBY AGREED that said Contract is amended, effective May 1, 2001, as set forth below and any and all contrary provisions of the Contract shall be considered to have been replaced to conform with the provisions of this Rider:

1. *Effective May 1, 2001 the definition of "Aggressive Equity Fund" is deleted in its entirety.*

2. *Effective May 18, 2001, the following definition is added after the definition of "Business Day":*

   Capital Guardian International Fund – the Funding Account maintained for the Plan as part of the Capital Guardian International Division of Separate Account No. 66.

3. *Effective May 18, 2001, the definition of "Conservative Investors Fund" is deleted in its entirety.*

4. *Effective May 18, 2001, The following definitions are added after the definition "Equitable":*

EQ/Alliance Technology Fund – the Funding Account maintained for the Plan as part of the Alliance Technology Division of Separate Account No. 66.

EQ/AXP New Dimensions Fund – the Funding Account maintained for the Plan as part of the AXP New Dimensions Division of Separate Account No. 66.

EQ/Bernstein Diversified Value Fund – the Funding Account maintained for the Plan as part of the Bernstein Diversified Value Division of Separate Account No. 66.

EQ/Small Company Index Fund – the Funding Account maintained for the Plan as part of the Small Company Index Division of Separate Account No. 66.

FI Small/MidCap Value Fund – the Funding Account maintained for the Plan as part of the FI Small/MidCap Value Investment Division of Separate Account No. 66.

5. *The definition of "Funding Account" is amended to read as follows:*

Funding Account – an account maintained under Article II to which contributions to the Trust are allocated and which is adjusted to reflect interest income, gains, losses, penalties, expenses charges and fees. As of May 18, 2001, the following Funding Accounts are maintained: the Three Year Weekly GRA, the Five-Year Weekly GRA, the Money Market Guarantee, the Mid Cap Growth Fund, the Growth Equity Fund, the Balanced Fund, the Capital Guardian International Fund, the EQ/Alliance Technology Fund, the EQ/AXP New Dimensions Fund, the EQ/Bernstein Diversified Value Fund, the EQ/Small Company Index Fund, the Global Fund, the Growth Investors Fund, the Calvert Socially Responsible Fund, the EQ Equity 500 Index Fund, the FI Small/MidCap Value Fund, the MFS Emerging Growth Companies, and the MFS Research Fund.

6. *The definition of "Global Fund" is amended to read as follows:*

Global Fund – the Funding Account maintained for the Plan as part of the Global Division of Separate Account No. 66.

7. *The definitions of "Growth Investors Fund" and "Investment Division" are amended to read as follows:*

Growth Investors Fund – the Funding Account maintained for the Plan as part of the Growth Investors Division of Separate Account No. 66.

Investment Division – any one of the individual investment divisions of Separate Account No. 66 each having its own investment objectives, policies and restrictions.

8. *The definition of "Merrill Lynch World Strategy Fund" is deleted in its entirety.*

9. *The following definition is added after the definition of Master Trust:*

Mid Cap Growth Fund – the Funding Account maintained for the Plan as part of Equitable's Pooled Separate Account No. 3.

10. *The definition of "T. Rowe Price Equity Income Fund" is deleted in its entirety.*

11. *The definition of "Warburg Pincus Small Company Value Fund" is deleted in its entirety.*

12. *Effective May 1, 2001, Pooled Separate Account No. 51 is to be removed from the definition of "Separate Account".*

13. *Effective May 1, 2001, the definition of "Separate Account No. 51" is deleted in its entirety.*

14. *The definition of "Separate Account Account No. 66" is amended to read as follows:*

Separate Account No. 66 – a pooled Equitable Separate Account that has twelve Investment Divisions, which are: the Capital Guardian International Division the Alliance Global Division, and the Alliance Growth Investors Division, the Calvert Socially Responsible Division, the EQ/Alliance Technology Division, the EQ/AXP New Dimensions Division, the EQ Bernstein Diversified Value Division, the EQ Equity 500 Index Division, the EQ/Small Company Index Division, the FI Small/MidCap Value Division, the MFS Emerging Growth Companies Division, and the MFS Research Division.

15. *The second paragraph of the definition of "Separate Account Unit Value" is amended to read as follows:*

The Separate Account Unit Value for the Growth Equity Fund as of December 27, 1984 was $42.065868. The Separate Account Unit Value for the Mid Cap Growth Fund and the Balanced Fund were $10.00 as of May 1, 1985, the first day those Separate Account were offered as Funding Accounts. The Separate Account Unit Values for each of the Global Fund, the Conservative Investors Fund and the Growth Investors Fund shall be $10.00 on July 1, 1993, the first day these Investment Divisions were offered as Funding Accounts. The Separate Account Unit Values for the EQ Equity 500 Index Fund shall be $10.00 as of July 1, 1997, the first day this Investment Division was offered as a Funding Account. The Separate Account Unit Values for each of the MFS Research Fund, the Mercury World Strategy Fund, and the FI Small MidCap Value Fund $10.00 on August 1,

1997, the first day these Investment Divisions will be offered as Funding Accounts. The Separate Account Unit Values for the Calvert Socially Responsible Fund and the MFS Emerging Growth Companies Fund shall be $10.00 on May 1, 2000. The Separate Account Unit Values for the Capital Guardian International Fund, the EQ/ Bernstein Diversified Value Fund, the EQ/Alliance Technology Fund, the EQ/AXP New Dimensions Fund, the EQ/Small Company Index Fund shall be $10.00 on May 18, 2001.

16. *The second paragraph of Section 2.7 is amended to read as follows:*

As of May 18, 2001, twelve Investment Divisions of Separate Account No. 66 –,the Alliance Global Fund, the Alliance Growth Investors Fund, the Capital Guardian International Fund, the Calvert Socially Responsible Fund, the EQ/Alliance Technology Fund, the EQ/AXP New Dimensions Fund, the EQ/Bernstein Diversified Value Fund, the EQ/Equity 500 Index Fund, the EQ/Small Company Index Fund, the FI Small MidCap Value Fund, the MFS Emerging Growth Companies Fund, and the MFS Research Fund, will be available as Funding Accounts. Other Investment Divisions of Separate Account No. 66 may be made available in the future.

17. *Effective May 1, 2001, section 2.7A is to be deleted in its entirety.*

18. *Section 2.7B is amended to 2.7A to read as follows:*

2.7A Contributions and transfers to the Alliance Global Fund, the Alliance Growth Investors Fund, the Capital Guardian International Fund, the Calvert Socially Responsible Fund, the EQ/Alliance Technology Fund, the EQ/AXP New Dimensions Fund, the EQ/Bernstein Diversified Value Fund, the EQ/Equity 500 Index Fund, the EQ/Small Company Index Fund, the FI Small/MidCap Value Fund, the MFS Emerging Growth Companies Fund, and the MFS Research Fund, shall be invested in Units of the Corresponding Investment Division of Separate Account No. 66, which will in turn invest in shares of the corresponding portfolio of the EQ Advisors Trust. The EQ Advisors Trust is registered under the Investment Company Act of 1940 as a series type, open-end diversified management investment company which invests the variable product assets of insurance company separate accounts. Each portfolio of the EQ Advisors Trust is a separate investment portfolio with its own investment objectives, policies and restrictions.

19. *Effective May 1, 2001, the second sentence of Section 2.8 is deleted.*

NEW YORK, NEW YORK

FOR THE CONTRACTHOLDER:

By________________________

Title________________________

Dated________________

At__________________
Head Office

FOR THE EQUITABLE:

By________________________
Chairman of the Board

By________________________
President and Chief Executive Officer

By________________________
Vice President and Secretary

Date of Issue______________

125632

New York State Insurance Department - Life and Health Bureau

Summary Sheet
Group Annuity, Group Funding Agreement and Synthetic GIC Policy Forms

Name of Insurance Company: The Equitable Life Assurance Society of the U.S.

Policy Form No: APC 10,031-01

If this form replaces or resembles previously submitted or approved forms(s), please state that form number(s), Department Control Number (s), date(s) of approval and the reasons for replacement, or if this form is a new product, describe its significant features in the space for additional comments.

Check all that apply:

Generally

Annuity [x] Funding Agreement [ ]

Synthetic GIC [ ]

Other [ ] (Specify: ________________)

Type of Form:

Contract [ ] Rider [x]

Endorsement [ ] Certificate [ ]

Other [ ] (Specify: ________________)

Usage:

In-State [x] Out-of-State [ ] Both [ ]

NY Compliance Standards:

§1714 [ ] §3219 [ ]

§3222 [ ] §3223 [x]

§4238(b) (paragraph (5)) [x]

Allocated/§3223(d) [ ]

Regulation 139 [ ]

§4223/Regulation 127 [ ]

§4240 [x]

Regulation 47 [ ]

Regulation 128 [ ]

Type of Plan and Market:

Retirement Plan Type:

Defined Benefit [ ]

Defined Contribution [x]

(Specify type: profit sharing, pension, 401K)

Other [ ]

Tax Status/Market:

Qualified 401(a) [x] Non-Qualified [ ]

Keogh/HR.10 [ ] No Common Law Employees [ ]

401(k) [x] 408(k) (SEP) [ ]

408(b) [ ] 403(b) [ ] 404(c) [x]

Section 457 [ ] Public [ ]

Other [ ] (Specify: ________________)

Form Characteristics:

Type of Contract:

Deposit Administration [x] IPG [ ]

Guaranteed Interest Contract [x]

Fixed Maturity - Reg. 139 §40.2(j)(1) [ ]

No Fixed Maturity - Reg. 139 §40.2(j)(2) [ ]

Separate Account [x]

Pooled [x]

Non-pooled [ ]

Book Value Separate Account ☐

§4240(a)(5)(i) ☐

§4240(a)(5)(ii) ☐

Market Value Separate Account ☒

Regulation 128 ☐

Regulation 47 ☒

Synthetic GIC ☐

Experience Rated ☐

Fixed Maturity ☐

Constant Duration ☐

Non-participating, Fixed Maturity ☐

Other ☐ (Specify: ______________________ ______________________)

Contributions - Type/Source:

Single Sum ☐ Ongoing Indefinite Duration ☒

Deposit Window ☐ (Specify duration: __________)

Nonpayment penalty ☐

Employer ☐ Employee ☐ Both ☒

Salary Reduction ☒ Other Employee ☐

Rollover or Transfer ☒

Other ☐ (Specify: ______________________)

Withdrawals/Transfers:

Benefit Responsive: Yes ☒ No ☐

Participant-Directed transfers ☒

Participant-Initiated withdrawals ☒

Contractholder Withdrawals/transfers ☐

Participant Consent ☐

Reduction in Participant Account ☐

MVA Withdrawal Not Assessed at Participant Level ☐

Restrictions/Limitations ☐

Allocated Share ☐ (Specify: ______________)

Competing Fund ☐ Free Corridor ☐

MVA ☐ Withdrawal Charge ☐

Non-Allowed ☐

Interest Guarantees:

Definite Rates ☐ Indeterminate Rates ☐

Indexed Rates ☐ Excess Interest/Participating ☒

Other ☒ (Specify: 1 Month, 3 Year & 5 Year)

Portfolio Method ☒ Investment Year Method ☐

Accounting Features:

Allocated ☐

Vested, Nonforfeitable Accounts ☐

Forfeiture Account ☐

Unallocated ☒

Annuity Purchase Rate Guarantees:

Guaranteed Annuity Purchase Rates ☒

Betterment of Rates Provision ☒

Unisex Rates ☒ Sex Distinct Rates ☐

Both ☐ (Explain: ______________________)

Contract Discontinuance/Termination:

Election by:

Contractholder ☒ (Restrictions: ______________________)

Company ☒ (Restrictions: ______________________)

Effect

Single Sum - Book ☐ Single Sum - Market ☒

Installment - Reg. 139 §40.5(d) ☐

Installment - Reg. 139 §40.5(e) ☐

Other ☐ (Specify: ______________________)

Maturity Date only ☒ (For Guaranteed Rate Accounts)

MVA Formula: None

Asset based ☐ Liability Based ☐

Amendable ☐

Benefit Options:

Fixed Annuities ☒ Variable Annuities ☒

Cash or Lump Sum ☒

Minimum Distribution Options ☒

Additional Comments: ______________________

Attachment to Summary Sheet
The Equitable Life Assurance Society of the U.S.

Form No. APC-10,031-01

1) Type of Contract:

Guaranteed Interest Contract—the Guaranteed Rate Accounts have fixed 3-year and 5-year maturities, however they are not subject to Reg. 139 because the contract is issued and delivered in Illinois.

2) Withdrawals/Transfers:

Contractholder Withdrawals/Transfers—the Contractholder can terminate the contract's participation in any of the Funding Accounts offered, and can transfer assets to any other Funding Account offered. Participant consent is not required, and no MVA or penalty apply. (Section 4.1A)

Restictions/Limitations—Withdrawals made from a 3-Year or 5-Year Weekly Guaranteed Rate Account prior to its maturity may incur an Interest Rate Adjustment (as specified in Section 2.6) unless the withdrawal is made under a distribution option of at least 3 year's duration or upon death, disability, or attainment of age 70 1/2. No withdrawals are permitted from the 5-Year Weekly GRA during the first two years. (Section 2.6)

3) Contract Discontinuance/Termination

Election by:

Any party may terminate said Contract on the last day of any month, provided written notice of such termination is received by the party at least 24 months before the date of termination. (Section 7.1)

Effect:

- All separate accounts other than Separate Account No. 43 (the Money Market Guarantee Account) will be paid out at market value on the date designated for termination.

- With regard to Separate Account No. 43, that account may be terminated at any time upon 12 months written notice to the Equitable. Pay out will be in 12 monthly installments beginning on the last business day of the twelfth calendar month following Equitable's receipt of such written notice. (Section 7.4)

- With regard to the Guaranteed Rate Accounts, no withdrawals and/or transfers are permitted upon contract termination prior to maturity, except as described in Section 2.6.